REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) dated as of May 25, 2004, is entered into by and between BETA OIL & GAS, INC., a Nevada corporation (“Company), and PETROHAWK ENERGY, LLC, a Delaware limited liability company (“Petrohawk”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement by and between Company and Petrohawk executed on December 12, 2003, as amended (the “Purchase Agreement”), Petrohawk will receive the number of shares of Common Stock, Note and Warrants as set forth on Schedule 1.

WHEREAS, as a condition to the Purchase Agreement, Company has agreed to grant to the Stockholders (defined hereafter) certain registration rights with respect to its Registrable Securities (defined hereafter).

WHEREAS, all the terms used but not defined in this Agreement shall have the meaning ascribed to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Definitions.

For purposes of this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1 or in the recitals above or the subsections referred to below.

“Registrable Securities” shall mean (i) the shares of Common Stock issued to the Stockholder(s) pursuant to the Purchase Agreement (which, for purposes hereof, shall mean the Common Stock Shares, the Warrant Shares and the Conversion Shares as defined in the Purchase Agreement) and (ii) any securities issued or issuable with respect to the shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that as to any particular Registrable Securities, such security shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such security shall have become effective under the Act and such security shall have been disposed of in accordance with such registration statement or (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Act.

“Stockholders(s)” shall mean Petrohawk and all Affiliates of Petrohawk that become holders of Registrable Securities.

Section 2.    Independent Registration Rights.

2.1    The Company hereby grants to Stockholders separate rights to require the Company to use its best efforts to cause registration and sale in a public offering of all or a portion of Stockholders’ Registrable Securities in accordance with this Section 2; provided, however, the Company shall not have any obligation to effect more than a total of two (2) effective registrations pursuant to this Section 2 or effect more than one (1) in any twelve (12) month period. If the Company shall have received a written request submitted by Stockholder(s) owning at least a majority of the Registrable Securities outstanding at the time of such request (the “Requisite Holders”) that such Stockholder(s) desires/desire to sell Registrable Securities and specifying the number of Registrable Securities proposed to be sold (for the purposes of this Section 2, “Shares” and which shall in no event be less than 500,000 Shares) and the proposed plan for distribution of the Shares, Company will thereafter:

2.1.1    Give prompt (but in any event within fifteen (15) days after the receipt of the Requisite Holder(s)’ notice) notice to all other Stockholders of such notice and of such other Stockholders’ rights to have their Registrable Securities included in such registration.

2.1.2    Upon the request of any such Stockholder made within fifteen (15) days after the receipt by such Stockholder of any such notice given pursuant to subsection 2.1.1 (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder and the intended method or methods of disposition thereof), the Company will use its best efforts to effect the registration of all Shares which the Company has been so requested to register pursuant to this subsection 2.1.

2.1.3    Prepare and file as soon as practicable, but in no event later than thirty (30) days from Company’s receipt of the last Stockholder’s request to have such Stockholder’s Registrable Securities included in such registration within the time period specified in Section 2.1.2, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (“Registration Statement”) with the Securities Exchange Commission (“Commission”) on Form S-1 (or Form S-2 or Form S-3, if Company is entitled to use such forms, or similar forms available for use by small business issuers) and use its best efforts to cause such Registration Statement to become effective in order that the Stockholders may sell the Shares in accordance with the proposed plan of distribution.

2.1.4    Prepare and file with the Commission such amendment and supplements to such Registration Statement and prospectus used in connection therewith including any preliminary prospectus or supplemental or amended prospectus (the “Prospectus”) as may be necessary to keep such Registration Statement continuously effective and to comply with the provisions of the Securities Act with respect to the offer of the Shares during the period required for distribution of the Shares, which period shall not be in excess of the earlier of (i) nine months from the effective date of such Registration Statement, and (ii) the distribution of all Shares covered by such Registration Statement.

2.1.5    Furnish to each Stockholder such number of copies of the Prospectus (including any preliminary prospectus or supplemental or amended prospectus) as such Stockholder may reasonably request in order to facilitate the sale and distribution of the Shares.

2.1.6    Notwithstanding the foregoing, if the Company shall furnish to the each Stockholder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Stockholder; provided, however, that the Company may not utilize this right with respect to a request under Section 2 more than once in any twelve (12) month period.

2.2    The right of each Stockholder to register Shares pursuant to the provisions of this Section 2 shall be subject to the condition that if a request for registration is made within sixty (60) days prior to the conclusion of Company’s then current fiscal year, Company shall have the right to delay the filing of the Registration Statement for such period of time until Company files its audited financial statements for such fiscal year.

2.3    If the Requisite Holder(s) intend/intends to distribute the Registrable Securities covered by the notice pursuant to section 2.1 by means of an underwriting, the Requisite Holder(s) shall so advise the Company as a part of the notice made pursuant to section 2.1 and provide the name of the managing underwriter or underwriters that the Requisite Holder(s) proposes/propose to employ in connection with the public offering proposed to be made pursuant to the registration requested. If the managing underwriter of such underwritten offering shall inform the Company and the Stockholders requesting that their Shares be registered pursuant to this Section 2 by letter of its belief that the amount of Shares requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Requisite Holders, then the Company will include in such registration such amount of Shares which the Company is so advised can be sold in (or during the time of) such offering pro rata on the basis of the amount of such Shares so proposed to be sold and so requested to be included by such parties.

2.4    A registration shall not be deemed to have been effected (i) unless it has become effective and remained effective for the period specified in subsection 2.1.4, (ii) if, after it has become effective, such registration is terminated by a stop order, injunction or other order of the Commission or other governmental agency or court, or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied for any reason, other than as a result of the voluntary termination of such offering by the Requisite Holders or any failure by the Requisite Holders to satisfy or perform the conditions or covenants on their part to be satisfied or performed.

Section 3.    Piggy-Back Registration Rights.

3.1    If Company proposes to file, on its behalf, a Registration Statement under the Securities Act on Form S-1, S-2 or S-3 or similar forms available for use by small business issuers, other than pursuant to Section 2 of this Agreement or in connection with a dividend reinvestment, employee stock purchase, option or similar plan or in connection with a merger, consolidation or reorganization, Company shall give written notice to Stockholder at least ten (10) days before the filing with the Commission of such Registration Statement. Such notice shall offer to include in such filing all or a portion of the Registrable Securities owned by Stockholder. If Stockholder desires to include all or a portion of its Registrable Securities in such Registration Statement, it shall give written notice to Company within three (3) days after the date of mailing of such offer specifying the amount of Registrable Securities to be registered (for the purpose of this Section 3, “Shares”). Company shall thereupon include in such filing the Shares, subject to priorities in registration set forth in this Agreement, and subject to its right to withdraw such filing, and shall use its best efforts to affect registration under the Securities Act of the Shares.

3.2    The right of Stockholder to have the Shares included in any Registration Statement in accordance with the provisions of this Section 3 shall be subject to the following conditions:

3.2.1    Company shall have the right to require that Stockholder agree to refrain from offering or selling any shares of Common Stock that it owns which are not included in any such Registration Statement in accordance with this Section 3 for any reasonable time period specified, not to exceed ninety (90) days, by any managing underwriter of the offering to which such Registration Statement relates.

3.2.2    If (i) a registration pursuant to this Section 3 involves an underwritten offering of the securities being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and Stockholder who has requested that its Shares be registered pursuant to this Section 3 by letter of its belief that the amount of Shares requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Company or a majority of such requesting holders, then the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: first, the securities being offered by the Company for its own account; and second such Shares of the Stockholders which are requested to be included in such registration pro rata on the basis of the amount of such Shares so proposed to be sold and so requested to be included by such Stockholders.

3.2.3    Company shall furnish Stockholder with such number of copies of the Prospectus as Stockholder may reasonably request in order to facilitate the sale and distribution of its shares.

3.3    Notwithstanding the foregoing, Company in its sole discretion may determine not to file the Registration Statement or proceed with the offering as to which the notice specified herein is given without liability to Stockholder.

    Section 4.    Participation in Underwritten Registrations. Stockholder may not participate in any registration hereunder which relates to an underwritten offering unless Stockholder (a) agrees to sell such holder’s securities on the basis provided in any underwriting arrangements approved by the holders of at least a majority of the Registrable Securities to be included in such registration, or by a Person appointed by such holders to act on their behalf to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

Section 5.    Exclusive Registration Rights and Transfer.

The rights of Stockholder under this Agreement may upon notice to the Company be transferred to its respective Affiliates in combination with a transfer of shares to such Affiliates. However, the rights of Stockholder under this Agreement may not be assigned or transferred to a non-Affiliate without the Company’s written consent. Except as provided in this Section 5, the rights granted under this Agreement are granted specifically to and for the benefit of Stockholder and shall not pass to any transferee of Registrable Securities. From and after the date of this Agreement, the Company will not, without the prior written consent of Stockholders holding at least a majority of the Registrable Securities then outstanding, enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Stockholders in this Agreement. The foregoing shall not restrict or prevent the Company from entering into any other agreement with any party pertaining to the registration by the Company of such party’s Common Stock. Except as set forth in Schedule 2 attached hereto, the Company represents and warrants to Stockholders that, as of the date hereof, the Company is not a party to any agreement, other than this Agreement, pertaining to the registration by the Company of Common Stock.

Section 6.    Expenses. Company will bear all the expenses in connection with any Registration Statement under this Agreement, other than transfer taxes payable on the sale of such shares, the fees and expenses of counsel to Stockholder and fees and commissions of brokers, dealers and underwriters.

Section 7.    Recall of Prospectuses, etc. With respect to a Registration Statement or amendment thereto filed pursuant to this Agreement, if, at any time, Company notifies Stockholder that an amendment or supplement to such Registration Statement or amendment to the Prospectus included therein is necessary or appropriate, Stockholder will forthwith cease selling and distributing shares thereunder and will forthwith redeliver to Company all copies of such Registration Statement and Prospectuses then in its possession or under its control. Company will use its best efforts to cause any such amendment or supplement to become effective as soon as practicable and will furnish Stockholder with a reasonable number of copies of such amended or supplemented prospectus (and the period during which Company is required to use its best efforts to maintain such Registration Statement in effect pursuant to this Agreement will be increased by the period from the date on which Stockholder ceased selling and distributing shares thereunder to the date on which such amendment or supplement becomes effective).

Section 8.    Cooperation with Existing Stockholders. Company shall be entitled to require Stockholder to cooperate with Company in connection with a registration of Registrable Securities pursuant to this Agreement and furnish (i) such information as may be required by Company or the Commission in connection therewith and (ii) such representations, undertakings and agreements as may be required by the Commission in connection therewith.

Section 9.    Registration Procedures. Upon the receipt of a request for registration of any Registrable Securities pursuant to Section 2 or Section 3 of this Agreement, Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Company will as expeditiously as possible:

9.1.1    Prepare and file with the Commission a registration statement on an appropriate form under the Securities Act and use its best efforts to cause such registration statement to become effective; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, Company will promptly furnish to the holders of Registrable Securities to be registered and sold pursuant to this Agreement (the “Registered Holders”) and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Registered Holders and the underwriters, and Company will not file any registration statement or amendment thereto, or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Registered Holders or the underwriters, if any, shall reasonably object in light of the requirements of the Securities Act and any other applicable laws and regulations.

9.1.2    Prepare and file with the Commission such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; cause such prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition set forth in such registration statement or supplement to such prospectus.

9.1.3    Notify the Registered Holders and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceeding for that purpose, (iv) if at any time the representations and warranties of Company contemplated by subsection 9.1.10 cease to be true and correct, (v) of the receipt by Company of any notification with respect to the suspension or qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such registration statement inadvisable pending such disclosures and post-effective amendment.

9.1.4    Make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

9.1.5    If requested by the managing underwriters or the Registered Holders in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post effective amendment such information as the managing underwriters and the Registered Holders agree should be included therein relating to such sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to such underwriters and the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by the Registered Holders or any underwriter of such Registrable Securities.

9.1.6    Furnish to the Registered Holders and each managing underwriter, if any, without charge, at least one signed copy of the registration statement, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

9.1.7    Deliver without charge to the Registered Holders and the underwriters, if any, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and Company consents to the use of such prospectus or any amendment or supplement thereto by such Registered Holders and the underwriters, if any, in connection with the offer and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto.

9.1.8    Prior to any public offering of Registrable Securities, register or qualify or cooperate with the Registered Holders, the underwriters, if any, and respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Registered Holders or an underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that Company will not be required in connection therewith or as a condition thereto to qualify generally to do business or subject itself to general service of process in any such jurisdiction where it is not then so subject.

9.1.9    Upon the occurrence of any event contemplated by subsection 9.1.3 (ii) - (vii) above, prepare, to the extent required, a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

9.1.10   Enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities to be covered by such registration are to be offered in an underwritten offering: (i) make such representations and warranties to the Registered Holders to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to Company and updates thereof with respect to the registration statement and the prospectus in the form, scope and substance which are customarily delivered in underwritten offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain opinions of counsel to Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the Registered Holders) addressed to the Registered Holders and the underwriters, if any, covering the matters customarily covered in opinions delivered in underwritten offerings and such other matters as may be reasonably requested by the Registered Holders and such underwriters; (iv) obtain “cold comfort” letters and updates thereof from Company’s independent certified public accountants addressed to the Registered Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters by accountants in connection with underwritten offerings; (v) if any underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures customarily included in underwriting agreements in underwritten offerings; and (vi) Company shall deliver such documents and certificates as may be requested by the Registered Holders and the managing underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder.

9.1.11   Make available for inspection by a representative of the Registered Holders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the Registered Holders or such underwriter, all financial and other records, pertinent corporate documents and properties of Company, and cause Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by Company in writing as confidential shall be kept confidential by such Persons unless disclosures of such records, information or documents is required by court or administrative order.

9.1.12   Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (ii) beginning with the first day of Company’s first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a registration statement, which statements shall cover said 12-month periods.

9.1.13   If Company, in the exercise of its reasonable judgment, objects to any change reasonably requested by the Registered Holders or the underwriters, if any, to any registration statement or prospectus or any amendments or supplements thereto (including documents incorporated or to be incorporated therein by reference) as provided for in this Section 9, Company shall not be obligated to make any such change and such Registered Holders may withdraw their Registrable Securities from such registration, in which event (i) Company shall pay all registration expenses (including its counsel fees and expenses) incurred in connection with such registration statement or amendment thereto or prospectus or supplement thereto, and (ii) in the case of a registration being effected pursuant to Section 2, such registration shall not count as one of the registrations Company is obligated to effect pursuant to Section 2 hereof.

Section 10.   Indemnification.

10.1   In the event of any registration of any securities under the Securities Act pursuant to this Agreement, Company will indemnify and hold harmless Stockholder, any underwriter and each other Person, if any, who controls Stockholder, or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Stockholder, or any underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus (if used prior to the effective date of such Registration Statement) or final or summary prospectus contained therein (if used during the period the Company is required to keep the Registration Statement effective), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse Stockholder, or underwriter for any legal or any other expenses as reasonably incurred by such person in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without prior written consent of Company; provided, however, that Company will not be liable to Stockholder or an underwriter in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus or said final or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Company by Stockholder, or its affiliates or representatives, or by that underwriter, as the case may be, specifically for use in the preparation thereof; and provided further that the indemnity agreement contained in this Section 10 with respect to any preliminary prospectus shall not inure to the benefit of Stockholder or any underwriter or to any Person selling the same in respect of any loss, claim, damage, liability or action asserted by someone who purchased shares from such person if a copy of the final prospectus (as the same may be amended or supplemented) in connection with such registration statement was not sent or given to such person with or prior to written confirmation of the sale and if the untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the final prospectus.

10.2   In the event of any registration of securities under the Securities Act pursuant to this Agreement, Stockholder will indemnify and hold harmless Company, each of its directors and officers, any underwriter and each other Person, if any, who controls Company or underwriter within the meaning of the Securities Acts, against any losses, claims, damages or liabilities, joint or several, to which Company or any such director, officer, underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse Company, each such director, officer, or underwriter for any legal or any other expenses as reasonably incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without prior written consent of the indemnifying Stockholder, or its representative; but in all cases only if, and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to Company by the indemnifying Stockholder, or its affiliates or representatives specifically for use in the preparation thereof. Notwithstanding the foregoing, the amount of the indemnity provided by Stockholder pursuant to this Section 10 shall not exceed the net proceeds received by Stockholder in such related registration and sale.

10.3   Promptly after receipt by a party entitled to indemnification under subsection 10.1 or 10.2 hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under either of such subsections, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefore. The indemnity agreements in this Section 10 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

10.4   If the indemnification provided for in this Section 10 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 11.   Sales under Rule 144. With a view to making available to Stockholder the benefits of Rule 144 promulgated under the Securities Act and any other similar rule or regulation of the Commission that may at any time permit Stockholder to sell the Registrable Securities without registration, Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144 (or any successor provision);

(b)    file with the Commission in a timely manner all reports and other documents required of Company under the Securities Act and the Exchange Act;

(c)    furnish to Stockholder forthwith upon request (i) a written statement by Company that it has complied with the reporting requirements of Rule 144 (or any successor provision), the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Company and such other reports and documents so filed by Company under the Securities Act and the Exchange Act and (iii) such other information as may be reasonably requested by Stockholder in availing itself of any rule or regulation of the Commission which permits the selling of any such securities without registration; and

(d)    after any sale of Registrable Securities pursuant to Rule 144, to the extent allowed by law, to cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to such Registrable Securities.

Section 12.   Removal of Legend. The Company agrees, to the extent allowed by law, to remove any legends on certificates representing Registrable Securities describing transfer restrictions applicable to such securities upon the sale of such securities (i) pursuant to an effective Registration Statement under the Securities Act or (ii) in accordance with the provisions of Rule 144 under the Securities Act.

Section 13.   Notices. Any notice to be given by any party hereunder to any other shall be in writing, mailed by certified or registered mail, return receipt requested, or via overnight delivery service and shall be addressed to the other parties at the addresses listed on the signature pages hereof. Notice shall be deemed effective upon receipt or refusal.

Section 14.   Modification. Notwithstanding anything to the contrary in this Agreement or otherwise, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the Company and the Stockholders holding not less than 75% of the Registrable Securities then outstanding. Any such modification, amendment shall be binding on all holders of Registrable Securities and all persons who may thereafter acquire any Registrable Securities.

Section 15.   Non-Waiver. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by any other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions.

Section 16.   Partial Invalidity. If any clause, sentence, paragraph, section or part of this Agreement shall be deemed invalid, unenforceable or against public policy, the part which is invalid, unenforceable or contrary to public policy shall not affect, impair, invalidate or nullify the remainder of this Agreement, but the invalidity, unenforceability or contrariness to public policy shall be confined only to the clause, sentence, paragraph, section or part of this Agreement so invalidated, unenforceable or against public policy.

Section. 17   Termination of Registration Right. No Stockholder shall be entitled to exercise any right provided for in this Agreement after the fifth anniversary of the Closing of the transactions contemplated by the Purchase Agreement (the “Termination Date”). Notwithstanding any other provision of this Agreement to the contrary, the registration rights granted hereunder will terminate prior to the Termination Date as to any Stockholder upon the first day the Stockholder is able to sell all of the Registrable Securities owned by such Holder under Rule 144 within any given three-month period.

Section 18.   Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and shall not be construed strictly for or against either of the parties hereto.

Section 19.   Governing Law. This Agreement shall be governed and construed according to the laws of the State of Oklahoma, without regard to its conflicts of law principles.

Section 20.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.

Section 21.   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 22.   Specific Performance. The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy and (ii) the other party shall be entitled to specific performance and injunctive and equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“COMPANY”

BETA OIL & GAS, INC.

By:

Name:
Title:

Address for Notice:

Beta Oil & Gas, Inc.
6120 South Yale Avenue, Suite 813
Tulsa, Oklahoma 74136
Attention: David A. Wilkins
Fax: (918) 495-1077

With a copy (which shall not constitute notice) to:

Conner & Winters, P.C.
3700 First Place Tower
15 East 5th Street
Tulsa, OK 74103-4344
Attention: Lynnwood R. Moore, Jr.
Fax: (918) 586-8982

“PETROHAWK”

PETROHAWK ENERGY, LLC

By:

Name:	Floyd C. Wilson
Title:	President and Chief Executive Officer

Address for Notice:

Petrohawk Energy, LLC
1100 Louisiana, Suite 4400
Houston, Texas 77002
Attention: Floyd C. Wilson
Fax: (832) 204-2877

With a copy (which shall not constitute notice) to:

Hinkle Elkouri Law Firm L.L.C.
301 N. Main, Suite 2000
Wichita, Kansas 67202-4820
Fax: (316) 660-6011

SCHEDULE 1

Petrohawk Energy, LLC	15,151,515 shares of Common Stock

10,000,000 Warrants

$35,000,000 Note

SCHEDULE 2

REGISTRATION RIGHTS AGREEMENTS

Registration Rights

The Company conducted a private placement of units consisting of four shares of common stock and one warrant to purchase a share of common stock of the Company under the terms of the confidential private placement memorandum dated August 1, 1997. The Company did a second private placement of similar units under a confidential private placement memorandum dated February 12, 1998. Each of the Warrant Agreements entered into in connection with such private placements contains the following paragraph:

"9.           Registration Rights. The Company is obligated to register the shares of Common Stock underlying the Unit Warrants in any subsequent registration statement filed by the Company with the Securities and Exchange Commission, so that holders of such Common Stock shall be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of the Company are being sold pursuant to any such registration statement, subject to such lock-up provisions as may be proposed by the underwriter of said registration statement and agreed to by the investors (the "Piggyback Registration Right")."

In each case, the warrants were originally to expire at on the fifth anniversary of the date of issuance. However, their respective terms have been extended for two years.

The Company conducted a private placement of units consisting of one share of Series A 8% convertible preferred stock and one-half warrant to purchase one share of common stock pursuant to a confidential private placement memorandum dated March 20, 2001. Under the terms of the subscription agreement entered into in connection with this offering, the Company committed to file within a year and cause to become effective a secondary shelf registration statement on Form S-3 covering the offer and sale of shares of common stock issuable upon exercise of the warrants and conversion of the preferred shares by the holders. This agreement further requires the Company to maintain the effectiveness of this registration statement until the earlier of the sale of all of the securities covered by the registration statement or the date which is two years from the date that the last of the warrants were exercised.

The offer and sale of certain of these securities are covered by the registration statement on Form S-3 filed in June of 2002 (Registration No. 33-91496) and declared effective on July 17, 2002.